Exhibit 99.1

FOR IMMEDIATE RELEASE

VeraSun Energy and US BioEnergy

Announce Merger Agreement

Combination Expected to Reach Ethanol Production Capacity

of More than 1.6 Billion Gallons by End of 2008

Brookings, S.D., and St. Paul, Minn., Nov. 29, 2007 – VeraSun Energy Corp. (NYSE: VSE) and US BioEnergy Corp. (NASDAQ: USBE) today announced they have entered into a definitive merger agreement, which has been unanimously approved by the board of directors of each company. The merger is expected to close during the first quarter of 2008, pending shareholder approval, anti-trust regulatory clearance and the completion of other customary conditions.

Under the merger agreement, 0.81 share of VeraSun common stock will be issued for each outstanding share of US BioEnergy common stock, representing a premium of approximately 11 percent based on November 23, 2007, closing prices. The existing VeraSun shares will remain outstanding and will represent approximately 60 percent of the shares outstanding after the merger.

VeraSun Chairman, CEO and President Donald L. Endres will remain CEO of the combined company, and US BioEnergy President and CEO Gordon Ommen will serve as chairman following the closing of the merger. VeraSun Senior Vice President and Chief Financial Officer Danny C. Herron will become president of the combined company. The combined entity will retain the VeraSun name and trade under VeraSun’s existing NYSE ticker symbol, VSE.

“This merger is an opportunity for two leading companies in the renewable fuels industry to capitalize on synergies and provide value for shareholders,” said Endres. “It also underscores the commitment of each company to execute on its growth strategy to become a large-scale, low-cost ethanol producer. We are pleased with the opportunity to build a very unique industry platform.”

The merger is expected to create a stronger business platform by improving access to capital and allowing the combined company to leverage technology and operating experience across its entire plant fleet. The merger is also expected to be accretive to VeraSun’s earnings in the first full fiscal year of combined operations, and the combined company is projected to have a market capitalization of approximately $1.5 billion.

Upon completion of the merger, the combined company will have nine ethanol production facilities in operation and seven additional facilities under construction. By the end of 2008, the company is expected to have a total production capacity of more than 1.6 billion gallons per year (BGY) and 16 facilities constructed by Fagen, Inc. and utilizing ICM process technology. Through the merger, the employees of both companies will be integrated into a combined work force.

“We’re excited about the merger because it brings together two talented and high-performing teams whose passion is to reduce our nation’s dependence on foreign oil through the production of clean renewable biofuels,” said Ommen. “By harnessing the collective strength of both organizations, we expect to reach 1.6 billion gallons of ethanol production capacity by the end of 2008, making us a global leader in ethanol production.”

In connection with the merger, holders of a significant percentage of the outstanding shares of each company have agreed to vote in favor of the transaction.

Morgan Stanley & Co. Incorporated is serving as financial adviser, and Cravath, Swaine & Moore LLP is acting as legal counsel for VeraSun in the transaction. UBS Securities LLC is serving as financial adviser, and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel for US BioEnergy in the transaction.

Production Profile

Current Operating Facilities	Owner	Size	Startup
		(MMGY)
Aurora, South Dakota	VSE	120	2003
Platte Valley, Nebraska	USBE	100	2004
Fort Dodge, Iowa	VSE	110	2005
Woodbury, Michigan	USBE	50	2006
Albert City, Iowa	USBE	110	2006
Ord, Nebraska	USBE	50	2007
Charles City, Iowa	VSE	110	2007
Linden, Indiana	VSE	110	2007
Albion, Nebraska	VSE	110	2007
Capacity in Operation		870

Planned Operating Facilities	Owner	Size	Projected Startup
		(MMGY)
Bloomingburg, Ohio	VSE	110	Q1 2008
Marion, South Dakota	USBE	110	Q1 2008
Welcome, Minnesota	VSE	110	Q2 2008
Hartley, Iowa	VSE	110	Q2 2008
Dyersville, Iowa	USBE	110	Q2 2008
Hankinson, North Dakota	USBE	110	Q2 2008
Janesville, Minnesota	USBE	110	Q3 2008
Reynolds, Indiana	VSE	110	2009*
Capacity Under Construction or Development		880
Total Operating Capacity		1.75BGY
Upon Completion of all Facilities

*	Assuming construction resumes in 2008, which will depend on market conditions.

Conference Call Information

VeraSun and US BioEnergy will host a live conference call and webcast at 9 a.m. EST/8 a.m. CST, Thursday, November 29, 2007. VeraSun’s participants will include Chairman, CEO and President Donald L. Endres, and Senior Vice President and Chief Financial Officer Danny C. Herron. US BioEnergy participants will include President and CEO Gordon Ommen and Senior Vice President and Chief Financial Officer Rich Atkinson.

To listen to the conference call by phone, domestic callers may dial (800) 573-4840 and enter access code 58619128. International callers may dial (617) 224-4326 and enter access code 58619128. A live webcast can be accessed on VeraSun's Web site at http://www.verasun.com or US BioEnergy’s Web site at http://www.usbioenergy.net. A replay will be available within 24 hours after the conclusion of the call. To access the replay, dial (888) 286-8010 and enter access code 53713120. International callers may access the replay by dialing (617) 801-6888 and entering access code 53713120.

About VeraSun Energy Corporation

VeraSun Energy Corporation (NYSE: VSE), headquartered in Brookings, SD, is a leading producer of renewable fuel. Founded in 2001, the company has 560 million gallons per year (MMGY) of production capacity through five operating ethanol production facilities in Aurora, SD, Fort Dodge, IA, Charles City, IA, Linden, IN and Albion, NE. Four facilities are currently either under construction or development in Hartley, IA, Welcome, MN, Reynolds, IN, and Bloomingburg, OH. Upon completion of the new facilities, VeraSun will have an annual production capacity of approximately one billion gallons. The company also has plans to extract oil from dried distillers grains, a co-product of the ethanol process, for use in biodiesel production.

The company markets E85, a blend of 85 percent ethanol and 15 percent gasoline for use in Flexible Fuel Vehicles (FFVs), directly to fuel retailers under the brand VE85™. VeraSun now has approximately 150 VE85™ retail locations under contract in over a dozen states and Washington, D.C. For more information, please visit VeraSun’s websites at www.verasun.com or www.VE85.com.

About US BioEnergy Corporation

US BioEnergy Corporation (NASDAQ: USBE), based in St. Paul, Minn., is a producer and marketer of ethanol and distillers grains. Founded in 2004, the company currently owns and operates four ethanol plants in Albert City, IA, Ord, NE, Platte Valley, NE, and Woodbury, MI. Four additional ethanol plants are currently under construction in Marion; SD, Hankinson, ND, Dyersville, IA, and Janesville, MN. Upon completion of these initiatives, the company will own and operate eight plants with combined expected ethanol production capacity of 750 million gallons.

Notes

In connection with the proposed transaction between VeraSun and US BioEnergy, VeraSun will file a registration statement on Form S-4 with the SEC. Such registration statement will include a joint proxy statement of VeraSun and US BioEnergy that also constitutes a prospectus of VeraSun, and will be sent to the shareholders of VeraSun and US BioEnergy. Shareholders are urged to read the joint proxy statement/prospectus and any other relevant documents when they become available, because they will contain important information about VeraSun, US BioEnergy and the proposed transaction. The joint proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from VeraSun upon written request to VeraSun Energy Corporation, Attention: Investor Relations, 100 22nd Avenue, Brookings, South Dakota 57006, or by calling 605-696-7236, or from US BioEnergy, upon written request to US BioEnergy Corporation, Attention: Investor Relations, 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077, or by calling 651-554-5491.

This communication is not a solicitation of a proxy from any security holder of VeraSun or US BioEnergy. However, VeraSun, US BioEnergy and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of VeraSun may be found in its 2006 Annual Report on Form 10-K filed with the SEC on March 29, 2007, definitive proxy statement relating to its 2007 Annual Meeting of Shareholders filed with the SEC on April 12, 2007 and current reports on Form 8-K filed with the SEC on July 3, 2007, August 31, 2007 and September 20, 2007. Information about the directors and executive officers of US BioEnergy may be found in its 2006 Annual Report on Form 10-K filed with the SEC on March 30, 2007, definitive proxy statement relating to its 2007 Annual Meeting of Shareholders filed with the SEC on April 27, 2007 and current reports on Form 8-K filed with the SEC on August 13, 2007, October 3, 2007 (as amended) and November 6, 2007. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

This document includes or incorporates by reference financial estimates and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially from these estimates and statements. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of VeraSun and are subject to significant risks and uncertainties outside of its control.

The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this document: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of VeraSun shareholders to approve the issuance of VeraSun common shares or the failure of US BioEnergy shareholders to approve the merger; the risk that the businesses of VeraSun and US BioEnergy will not be integrated successfully or as quickly as expected; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in VeraSun’s and US BioEnergy’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s Web site (http://www.sec.gov). VeraSun is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

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VeraSun Contacts:

Investors:

Patty Dickerson

605-696-7236

pdickerson@verasun.com

Media:

Mike Lockrem

605-696-7527

mlockrem@verasun.com

US BioEnergy Contacts:

Investors:

Rich Atkinson

651-554-5491

investor@usbioenergy.net

Media:

JD Bergquist

651-554-5490

media@usbioenergy.net